SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the Registrant  |X|
Filed by a Party other than the Registrant  |_|

Check the appropriate box:

|X|    Preliminary Proxy Statement         |_|   Confidential, for Use of the
                                                 Commission Only (as permitted
|_|    Definitive Proxy Statement                by Rule 14a-6(e)(2))
|_|    Definitive Additional Materials

|_|    Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                              ePHONE TELECOM, INC.
      --------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

         |X|      No fee required
         |_|      Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
                  and 0-11.

            (1)  Title of each class of securities to which transaction applies:

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            (2)  Aggregate number of securities to which transaction applies:

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            (3) Per  unit  price  or   other  underlying  value  of  transaction
computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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            (4)  Proposed maximum aggregate value of transaction:

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            (5)  Total fee paid:

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

         |_|      Fee paid previously with preliminary materials


         |_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

             (1)  Amount Previously Paid:

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             (2)  Form, Schedule or Registration Statement No.:

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             (3)  Filing Party:

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             (4)  Date Filed:

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

                        [ePhone Telecom, Inc. Letterhead]

July [  ], 2000


Dear Stockholder:

         On behalf of the Board of Directors and management of ePhone Telecom, Inc., I invite you to our Annual Meeting to be held on August 9, 2000, 10:00 a.m. EST at the Queen Elizabeth Hotel, 900 Rene Levesque Boulevard W., Montreal, Quebec, Canada H3B4A5.

         At the Annual Meeting you will be asked to vote for the election of directors and to approve several proposals, including (1) a proposal to amend ePhone's Articles of Incorporation to increase the number of authorized shares of Common Stock from 50,000,000 to 150,000,000, (2) a proposal to amend ePhone's Articles of Incorporation to authorize 10,000,000 shares of preferred stock which can be issued by the Board of Directors without any further action on the part of the stockholders, (3) a proposal to ratify the amendment to ePhone's Articles of Incorporation pursuant to which the name of the company was changed to "ePhone Telecom, Inc.", (4) a proposal to approve the ePhone Telecom, Inc. 2000 Long-Term Incentive Plan, and (5) a proposal to ratify Grant Thornton LLP as our independent public accountants for fiscal year 2000.

         The meeting also will include an update of key milestones for the last year. We will also share our vision and plans for the upcoming year. We hope that it will be possible for many of you to attend in person.

         It is important to us that your shares be represented at the Annual Meeting whether or not you plan to attend. You can be sure your shares are voted at the meeting in accordance with your preferences by properly completing, signing and returning your proxy card in the enclosed envelope as soon as possible.

         Thank you for your continuing interest and support.

                                                     Sincerely,



                                                     Row Zadeh
                                                     President and CEO

                              EPHONE TELECOM, INC.
                              1145 Herndon Parkway
                                    Suite 100
                             Herndon, Virginia 20170

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                            TO BE HELD AUGUST 9, 2000

To the Stockholders of ePhone Telecom, Inc.:

         Notice is hereby given that the Annual Meeting of the Stockholders of ePhone Telecom, Inc. (the "Company") will be held on August 9, 2000, 10:00 a.m. EST, at the Queen Elizabeth Hotel, 900 Rene Levesque Boulevard W., Montreal, Quebec, Canada H3B4A5, for the following purposes:

         1. To elect three Directors to the Board of Directors to hold office for a one-year term until the next annual meeting of stockholders or until their successors are elected and qualified;

         2. To consider and act upon a proposal to approve the ePhone Telecom, Inc. 2000 Long-Term Incentive Plan;

         3.       To  approve  an  amendment  to  the   Company's   Articles  of
                  Incorporation to increase the number of authorized shares of Common Stock from 50 million shares to 150 million shares;

         4.       To  approve  an  amendment  to  the   Company's   Articles  of
                  Incorporation to authorize the Company to issue up to 10 million shares of preferred stock;

         5.       To  ratify  the  amendment  to  the   Company's   Articles  of
                  Incorporation pursuant to which the Company changed its name to ePhone Telecom, Inc.;

         6. To consider and act upon a proposal to ratify the selection of Grant Thornton, LLP as the Company's independent public accountants for fiscal year ending December 31, 2000; and

         7. To transact such other business as may properly come before the meeting or any adjournment thereof.

         These business items are more fully described in the Proxy Statement accompanying this Notice.

         Stockholders of record at the close of business on July__, 2000, are entitled to vote at the Annual Meeting or any adjournment, postponement or continuation thereof.

                                         By order of the Board of Directors,


                                         Bahram Ossivand
                                         Secretary

Herndon, Virginia
July __, 2000

All Stockholders are cordially invited to attend the Annual Meeting in person. Whether or not you expect to attend the meeting, please complete, date, sign and return the enclosed proxy as promptly as possible to ensure your representation at the meeting. A return envelope (which is postage prepaid if mailed in the United States) is enclosed for that purpose. Even if you have given your proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the Annual Meeting, you must obtain from the record holder a proxy issued in your name.

                              EPHONE TELECOM, INC.
                              1145 Herndon Parkway
                                    Suite 100
                             Herndon, Virginia 20170

                                 PROXY STATEMENT
                       FOR ANNUAL MEETING OF STOCKHOLDERS
                                 AUGUST 9, 2000

                 INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

General

         The enclosed proxy is solicited on behalf of the Board of Directors of ePhone Telecom, Inc., a Florida corporation (referred to herein as ePhone), for use at the Annual Meeting of Stockholders to be held on August 9, 2000, at 10:00 a.m., EST. The Annual Meeting will be held at the Queen Elizabeth Hotel, 900 Rene Levesque Boulevard W., Montreal, Quebec, Canada H3B4A5.

Solicitation

         We sent you this Proxy Statement and the enclosed proxy card because ePhone Telecom Inc.'s Board of Directors is soliciting your proxy to vote at the 2000 Annual Meeting of Stockholders. This Proxy Statement summarizes the information you need to know to cast an informed vote at the Annual Meeting. However, you do not need to attend the Annual Meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card.

          We will begin sending this Proxy Statement, the attached Notice of Annual Meeting and the enclosed proxy card on July [ ], 2000 to all stockholders entitled to vote. Stockholders who owned ePhone common stock at the close of business on July [ ], 2000 are entitled to vote. On this record date, there were 13,350,000 shares of ePhone common stock outstanding. ePhone common stock is our only class of voting stock. We are also sending along with this Proxy Statement, the ePhone 1999 Annual Report filed on Form 10-KSB with the Securities and Exchange Commission, which includes our financial statements.

Voting

         Each share of ePhone common stock that you own entitles you to one vote. The proxy card indicates the number of shares of ePhone common stock that you own.

          Whether you plan to attend the Annual Meeting or not, we urge you to complete, sign and date the enclosed proxy card and to return it promptly in the envelope provided. Returning the proxy card will not affect your right to attend the Annual Meeting and vote.

          If you properly fill in your proxy card and send it to us in time to vote, your "proxy" (one of the individuals named on your proxy card) will vote your shares as you have directed. If you sign the proxy card but do not make specific choices, your proxy will vote your shares as recommended by the Board of Directors as follows:

o        "FOR" the election of all three nominees for director;

o        "FOR" approval of our 2000 Long-Term Incentive Plan;

o "FOR" the amendment to our Articles of Incorporation, authorizing an increase in the total number of shares of Common Stock from 50,000,000 to 150,000,000;

o "FOR" the amendment to our Articles of Incorporation, authorizing 10,000,000 shares of Preferred Stock;

o "FOR" ratification of the amendment to our Articles of Incorporation pursuant to which our name was changed to "ePhone Telecom, Inc."; and

o        "FOR" ratification of the selection of independent auditors for 2000.

          If any other matter is presented, your proxy will vote in accordance with his or her best judgment. At the time this Proxy Statement went to press, we knew of no matters which needed to be acted on at the Annual Meeting, other than those discussed in this Proxy Statement.

Revocability of Proxies

 If you give a proxy, you may revoke it at any time before it is exercised. You may revoke your proxy in any one of three ways:

o        You may send in another proxy with a later date.

o You may notify ePhone's Secretary in writing before the Annual Meeting that you have revoked your proxy.

o        You may vote in person at the Annual Meeting.

          If you plan to attend the Annual Meeting and vote in person, we will give you a ballot form when you arrive. However, if your shares are held in the name of your broker, bank or other nominee, you must bring an account statement or letter from the nominee indicating that you are the beneficial owner of the shares on July [ ], 2000, the record date for voting.

         All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions will be counted towards the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether a matter has been approved, except that a broker non-vote will have the same effect as a negative vote with respect to the proposed amendments to the Articles of Incorporation.

          ePhone will pay all the costs of soliciting these proxies. In addition to mailing proxy soliciting material, our directors and employees also may solicit proxies in person, by telephone or by other electronic means of communications. They will not be paid any additional compensation for doing so. In addition, we have engaged the services of ADP for the purpose of assisting in the solicitation of proxies at a cost of $[ ], plus the reimbursement of expenses

Stockholder Proposals

         If you wish to submit proposals to be included in our 2001 proxy statement, we must receive them on or before March 1, 2001. Please address your proposals to ePhone Telecom, Inc., 1145 Herndon Parkway, Suite 100, Herndon, Virginia 20170, Attention: Corporate Secretary .


                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

         ePhone's Articles of Incorporation and Bylaws provide that the Board of Directors shall consist of not less than one nor more than nine individuals. A director elected by the Board to fill a vacancy shall serve for the remainder of the full term of the director whose vacancy he or she is filling, and until such director's successor is elected and qualified.

         The Board of Directors is presently composed of seven members. There are [three] nominees for election that are currently directors of ePhone who were previously elected by the stockholders. If elected at the Annual Meeting, the nominees would serve until the 2001 annual meeting and until their successors are elected and qualified, or until such directors' earlier death, resignation or removal. The size of the Board of Directors will be decreased to three immediately following the Annual Meeting and the terms of the current directors not nominated for reelection will expire.

         Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote at a meeting at which a quorum is present. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the nominees named below. In the event that either nominee is unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as management may propose. Each person nominated for election has agreed to serve if elected, and management has no reason to believe that the nominees will be unable to serve.

         Set forth below is biographical information for each person nominated as a director.

Nominees For Election For A Term Expiring At The 2001 Annual Meeting:

Row J. Zadeh. Mr. Zadeh, 49, has been President and Chief Executive Officer of ePhone as well as a member of our board of directors since April 2000. Prior to joining ePhone, from November 1998 to March 2000, Mr. Zadeh was President and Chief Executive Officer of Array Telecom Corporation, a provider of carrier class voice over internet protocol gateway systems. From 1993 to 1998, Mr. Zadeh was President of I.T.S. Corporation, a provider and implementer of sophisticated voice and data convergence networks. From 1990 to 1993, Mr. Zadeh was the General Manager for Southeast Asia for Northern Telecom (Nortel). Mr. Zadeh has also held executive positions with Unify Corporation of Australasia, a software company, and IBM Corporation. Mr. Zadeh has a Masters in Science from the University of Louisville and a Bachelors of Science from National Northern University of Iran.

Bahram H. Ossivand. Mr. Ossivand, 47, has been Chief Financial Officer of ePhone as well as a member of our board of directors since April 2000. Prior to joining ePhone, Mr. Ossivand was Chief Financial Officer and Vice-President of Finance at S.N.E Systems Inc., one of the largest process logic control and systems engineering firms in the United States, where he was responsible for the accounting, administration, human resources and information technology divisions of the company. From 1996 until 1999, Mr. Ossivand held a similar position at Integrated Telecom Services Inc., a voice and data communications company, where he was responsible for the accounting, warehouse, information technology, human resources and customer service departments. Mr. Ossivand holds a Bachelors of Science in Accounting from Tehran University and a Masters in Business Administration from Bellarmine College.

William Porter. Mr. Porter, [ ], is the Founder and President of Interactive Consumer, Inc., an internet portal focused on African-American cultural matters. From May 1997 to January 1999, Mr. Porter was Executive Vice-President of Comdial Corporation, a leading provider of communications equipment and solutions. From April 1994 to January 1997, Mr. Porter was a Senior Vice President at Trigon Healthcare, Inc. Mr. Porter has also served as the Vice President for Systems Integration at CENTECH Corporation (1992-1994) and the Deputy Chief of Staff to the Governor of the Commonwealth of Virginia (1990-1992). Mr. Porter is a member of the board of directors of the National Council of Christians and Jews, the Richmond Carpenter Center for the Performing Arts, the Virginia Center for Innovative Technology, the Thomas Jefferson Area United Way and the Martha Jefferson Community Hospital. Mr. Porter holds a Bachelors of Science in Mathematics from Syracuse University, a Masters in
Computer Science from Purdue University and a Juris Doctor from George Washington University.

         The Board Of Directors recommends a vote in favor of the named nominees.

                                   PROPOSAL 2

       APPROVAL OF THE EPHONE TELECOM, INC. 2000 LONG-TERM INCENTIVE PLAN

         On May 5, 2000, the Board of Directors adopted the 2000 Long-Term Incentive Plan (the "Plan") and reserved 6,000,000 shares of common stock for issuance under the Plan subject to the stockholder approval solicited by this proxy statement.

         We are asking the stockholders to approve the Plan as described below. Approval of the Plan requires the affirmative vote of the holders of a majority of the votes cast at the meeting. An abstention or a broker nonvote with respect to approving the Plan will not constitute a vote cast and therefore will not affect the outcome of the vote.

Description of the Plan

         The purpose of the 2000 Long-Term Incentive Plan is to assist shareholder in attracting, retaining and providing incentives to key individuals who serve ePhone by offering them the opportunity to acquire or increase their proprietary interest in ePhone and to promote the identification of their interests with those of the stockholders of ePhone.

         The following summary of the material terms of the Plan is qualified in its entirety by reference to the full text of the Plan, a copy of which is available by writing Charles Rodriguez, Corporate Secretary, ePhone Telecom,
Inc., 1145 Herndon Parkway, Suite 100, Herndon, VA 20170. Unless otherwise specified, capitalized terms used herein have the meaning assigned to them in the Plan.

         Eligibility; Shares Available for Grants and Awards. The Plan provides for grants and awards of nonqualified stock options, incentive stock options, stock appreciation rights, restricted stock and incentive shares, referred to herein as the Awards, to officers, key employees, directors, persons hired to be employees of ePhone and who the Board determines will be officers or key employees upon commencement of employment, and consultants or independent contractors to ePhone who are determined to render key services. Incentive stock options may not be granted to persons who are not employees of ePhone.

         Subject to the terms of the Plan, if an option or right expires or terminates without having been fully exercised, or if shares of restricted stock or incentive shares are forfeited, the unissued or forfeited shares of Common Stock which had been covered thereby will become available for the grant of additional Awards under the Plan. Upon the exercise of a right (regardless of whether such right is settled in cash or shares of Common Stock), the number of shares of Common Stock with respect to which the right is exercised will be charged against the number of shares available for Awards under the Plan.

         Administration. The Plan is administered by the Board which currently is comprised of seven directors, and will be comprised of three directors following the Annual Meeting. Subject to the terms of the Plan, the Board is authorized to determine eligibility, to make Awards, and to otherwise administer the Plan.

         Our Board may terminate the Plan at any time and may amend it in any respect, except that no amendment, alteration or termination of the Plan may be made by the Board without approval of (a) ePhone's stockholders to the extent stockholder approval of an amendment is required to comply with the requirements of applicable laws or regulations; and (b) each affected participant if such amendment, alteration or termination would impair the rights of a participant under any prior Award. The Plan will terminate on May 5, 2010. The Plan will remain in effect after its termination for the purpose of administering outstanding Awards.

         Except as otherwise provided by the Board, Awards under the Plan are not transferable other than by will, by the laws of descent and distribution. Awards under the Plan generally may be exercised only by the Participant during his lifetime or, in the event of legal disability, by his legal representative.

         Limits on Aggregate Awards. The Plan limits the number of shares of Common Stock with respect to which any employee may receive Awards during the term of the Plan to 1,250,000 shares. Under current tax law requirements, to the extent that the aggregate fair market value of stock with respect to which incentive stock options granted under the Plan are exercisable for the first time by an employee during any calendar year exceeds $100,000 (determined at the time of the grant of the option), the option will not be treated as an incentive stock option for federal income tax purposes.

         Stock Options. The Plan authorizes the grant of nonqualified stock options and incentive stock options. The exercise of an option permits the optionee to purchase shares of Common Stock from us at a specified exercise price per share. Options granted under the Plan are exercisable upon such terms and conditions as the Board shall determine.

         The exercise price per share and manner of payment for shares purchased pursuant to options are determined by the Board, subject to the terms of the Plan. The per share exercise price of incentive stock options granted under the Plan may not be less than the fair market value per share of the Common Stock at the time of the grant, except that incentive stock options granted to an employee who is a 10% stockholder (after applying certain stock ownership attribution rules) may not have an exercise price less than 110% of such fair market value.

         The Plan provides that the term during which options granted may be exercised shall be determined by the Board, except that no option may be exercised after ten years (five years in the case of incentive stock options granted to an employee who is a 10% stockholder after applying certain stock ownership attribution rules) following its date of grant.

         Stock Appreciation Rights. The Plan authorizes the Board to grant stock appreciation rights in connection with, and at the same time as, the grant of an option under the Plan or by amendment of an outstanding option granted under the Plan ("related rights"). Stock appreciation rights may also be granted independently of any option granted under the Plan ("nonrelated rights"). Subject to the terms of a particular grant, a stock appreciation right entitles the grantee upon exercise to elect to receive in cash, Common Stock or a combination thereof, the excess of the fair market value of a specified number of shares of Common Stock at the time of exercise over the fair market value of such number of shares of Common Stock at the date of grant, or, in the case of a related right, the exercise price provided in the related option. The period during which a right may be exercised is determined by the Board, but a right may not be exercised after ten years from the date of grant or, in the case of a related right, the expiration of the related option.

         Restricted Stock. Restricted stock awards consist of shares of Common Stock, awarded without payment of cash consideration by the grantee unless otherwise specified in the agreement relating thereto, that are restricted against transfer, subject to forfeiture and subject to such other terms, conditions and restrictions, for such period or periods, as shall be determined by the Board. Such terms may provide, in the discretion of the Board, for the vesting of restricted stock awards to be contingent upon the achievement of one or more performance goals established by the Board and specified in the agreement. The performance goals may be based on earnings or earnings growth, sales, return on assets, equity or investment, regulatory compliance, satisfactory internal or external audits, improvement of financial ratings, achievement of balance sheet, income statement or other financial statement objectives, or any other objective goals established by the Board and specified in the agreement. The goals may be absolute in their terms or measured against or in relationship to other companies similarly or otherwise situated.

         Restricted stock awarded under the Plan and the right to vote shares of such restricted stock and to receive dividends thereon may not be sold, assigned, transferred, exchanged, pledged, hypothecated or encumbered during the restriction period. With the exception of these restrictions upon transfer, the recipient of a restricted stock award has all other rights of a stockholder including, but not limited to, the right to receive dividends and the right to vote shares awarded.

         Incentive Shares. Incentive shares awarded under the Plan are contingent awards of shares of Common Stock that may be issued subject to achievement of such performance goals (as described above with respect to restricted stock awards) or other goals and on such other terms and conditions as the Board deems appropriate and specifies in the agreement relating thereto. Unlike in the case of restricted stock, shares of Common Stock would not be issued immediately pursuant to incentive share awards, but instead would be issued upon the achievement or satisfaction of such performance goals or other goals or terms and conditions. Accordingly, a person who has received an award of incentive shares may not vote or receive dividends with respect to the shares of Common Stock subject to the award until such shares are issued upon the achievement or satisfaction of such performance goals or other goals or terms and conditions. The grantee would not have to pay any cash consideration to ePhone upon the award of incentive shares or upon the issuance of the shares of Common Stock pursuant to the award.

Summary of Certain Federal Income Tax Consequences.

         The following discussion briefly summarizes certain federal income tax aspects of stock options, stock appreciation rights, restricted stock and incentive shares granted or awarded under the Plan. State and local tax consequences may differ.

         Incentive Stock Options. In general, an optionee is not required to recognize income on the grant or exercise of an incentive stock option. However, the difference between the exercise price and the fair market value of the stock on the exercise date is an adjustment item for purposes of the alternative minimum tax. Further, if an optionee does not exercise an incentive stock option within certain specified periods of time after termination of employment, the option is treated for federal income tax purposes in the same manner as a nonqualified stock option, as described below.

         Nonqualified Stock Options, Stock Appreciation Rights and Incentive Shares. An optionee or grantee generally is not required to recognize income on the grant of a nonqualified stock option or a stock appreciation right, or on the award of incentive shares. Instead, ordinary income generally is required to be recognized on the date the nonqualified stock option or stock appreciation right is exercised, or in the case of an award of incentive shares, on the date such shares are issued. In general, the amount of ordinary income required to be recognized, (a) in the case of a nonqualified stock option, is an amount equal to the excess, if any, of the fair market value of the shares on the exercise date over the exercise price, (b) in the case of a stock appreciation right, the amount of cash and the fair market value of any shares received on the exercise date, and (c) in the case of an award of incentive shares, the fair market value of the shares on the date of issue.

         Restricted Stock. Shares of restricted stock awarded under the Plan will be subject to a substantial risk of forfeiture for the period of time specified in the award. Unless a grantee of shares of restricted stock makes an election under Section 83(b) of the Code as described below, the grantee generally is not required to recognize ordinary income on the award of restricted stock. Instead, on the date the substantial risk of forfeiture lapses, the grantee will be required to recognize ordinary income in an amount equal to the fair market value of the shares on such date. If a grantee makes a
Section 83(b) election to recognize ordinary income on the date the shares are awarded, the amount of ordinary income required to be recognized is an amount equal to the fair market value of the shares on the date of award. In such case, the grantee will not be required to recognize additional ordinary income when the substantial risk of forfeiture lapses.

         Gain or Loss on Sale or Exchange of Plan Shares. In general, gain or loss from the sale or exchange of shares granted or awarded under the Plan will be treated as capital gain or loss, provided that the shares are held as capital assets at the time of the sale or exchange. However, if certain holding period requirements are not satisfied at the time of a sale or exchange of shares acquired upon exercise of an incentive stock option (a "disqualifying disposition"), an optionee may be required to recognize ordinary income upon such disposition.

         Deductibility by Company. ePhone generally is not allowed a deduction in connection with the grant or exercise of an incentive stock option. However, if an optionee is required to recognize income as a result of a disqualifying disposition, ePhone will be entitled to a deduction equal to the amount of ordinary income so recognized. In the case of a nonqualified stock option (including an incentive stock option that is treated as a nonqualified stock option, as described above), a stock appreciation right, an award of incentive shares, or a grant of restricted stock, at the same time the optionee or grantee is required to recognize ordinary income, ePhone generally will be allowed a deduction in an amount equal to the amount of ordinary income so recognized.

         Subject to certain exceptions, Section 162(m) of the Code disallows federal income tax deductions for compensation paid by a publicly-held company to certain executives to the extent it exceeds $1 million for the taxable year. The Plan has been designed to allow the Board to make awards under the plan that qualify under an exception to the deduction limit for "performance-based compensation."

Accounting Treatment

         Under current accounting principles, neither the grant nor the exercise of an incentive stock option or a nonqualified stock option under the Plan with an exercise price not less than the fair market value of Common Stock at the date of grant requires any charge against earnings. ePhone is required to disclose in a footnote to its financial statements the pro forma effects of stock-based compensation arrangements on net income and earnings per share, based on the estimated grant date fair value of stock options that are expected to vest.

         Stock appreciation rights require a charge against the earnings of ePhone each accounting period to reflect appreciation in the value of such rights. The charge related to stock appreciation rights will vary depending upon, among other factors, the amount of stock appreciation rights granted, stock price changes above the grant price, and the length of time that stock appreciation rights have been outstanding. Such charge is based, generally speaking, on the difference between the exercise price specified in the related right, or the market value of Common Stock on the date of grant, and the current market price of Common Stock. In the event of a decline in the market price of Common Stock subsequent to a charge against earnings related to the estimated costs of stock appreciation rights, a reversal of prior charges is made (but not to exceed aggregate prior charges).

         Restricted stock and incentive shares will require a charge to earnings representing the value of the benefit conferred, which, in the case of restricted stock, may be spread over the restrictive period. Such charge is based on the market value of the shares transferred at the time of issuance.

Awards Pursuant to the Plan

         The Board of Directors has granted a total of 4,000,000 options to purchase shares of Common Stock pursuant to the Plan. Options to purchase 1,247,307 shares of Common Stock have been granted to Mr. Row Zadeh, the President and Chief Executive Officer of ePhone, and options to purchase 2,752,693 shares of Common Stock have been granted to other employees of ePhone.

         The Board Of Directors recommends a vote in favor of Proposal 2.

                                   PROPOSAL 3

                     PROPOSAL TO AMEND EPHONE'S ARTICLES OF
                          INCORPORATION TO INCREASE THE
                   NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

         On May 5, 2000, the Board of Directors of ePhone adopted, subject to stockholder approval, an amendment to our Articles of Incorporation to increase the number of authorized shares of Common Stock available for issuance by ePhone from 50 million shares to 150 million shares. The full text of the proposed amendment to ePhone's Articles of Incorporation with respect to this Proposal is set forth in Appendix A to this Proxy Statement and the following description is qualified in its entirely with reference thereto.

         As  of  July  ___,  2000,   13,350,000  shares  of  common  stock  were
outstanding and 35,895,925 shares were reserved for issuance out of the 50 million currently authorized shares.

Purposes

         The management and the Board of Directors of ePhone believe that it is in the best interests of ePhone and its stockholders to have additional shares of Common Stock available to issue. ePhone cannot fulfill certain current contractual commitments and implement certain incentive compensation plans unless ePhone's number of authorized shares of Common Stock is increased. The Board of Directors believes that ePhone's ability to implement its business plans will be adversely effected if ePhone is unable to comply with its contractual commitments and implement its planned incentive compensation plans.

         In particular, certain current and former directors and officers of ePhone have greed to not exercise options previously granted to them by ePhone unless and until the number of authorized shares of Common Stock is increased. The individuals who have entered into such commitments and the number of shares of Common Stock subject to options held by such persons are as follows:

               Name/Position                                 Common Shares
               -------------                              Subject to Options
                                                          ------------------
Robert G. Clarke (Current Director)                            1,000,000
Jean Paul Langlais (Consultant)                                1,000,000
Peter Francis (Current Director)                                 250,000
Hans van Yzeren (Current Director)                               250,000
John G. Fraser (Current Director)                                250,000
Charles Rodriguez (Former Officer)                               250,000
Ben D. Leboe (Former Officer)                                    250,000
Benoit Langlais (Consultant)                                     175,000
Nada Guirguis (Consultant)                                        50,000
Caroline Locher-Lo (Consultant)                                   25,000

         In addition, in March 2000, ePhone agreed to grant to Sobois-Livert Investment Corporation warrants to purchase 738,833 shares of Common Stock in connection with entering into a consulting agreement. Sobois-Livert may not exercise these warrants until the number of authorized shares of Common Stock of ePhone is increased.

         In addition to these particular needs to increase the number of authorized shares of Common Stock, management and the Board of Directors believe it is necessary for ePhone to have additional shares of Common Stock available for general corporate purposes, including convertible debt financings, equity financings, acquisitions, strategic collaborations, employee equity incentives and other corporate purposes. In particular, ePhone's operations to date have consumed, and will continue to consume, substantial amounts of cash, and in the past, ePhone has relied upon equity financings to raise additional capital.

         The proposed increase in the number of shares of Common Stock authorized under ePhone's Articles of Incorporation is necessary for ePhone to comply with the particular contractual commitments described above and to enable ePhone to implement the performance share plan described above. Further, we believe that the proposed increase in the number of shares of Common Stock authorized under ePhone's Articles of Incorporation will give ePhone greater flexibility in responding to business and financing opportunities by allowing shares of Common Stock to be issued by the Board of Directors without the delay of a special meeting of stockholders. The Board of Directors will determine whether, when and upon what terms the issuance of shares of Common Stock may be warranted in connection with any of the foregoing purposes.

Effect

         The additional Common Stock to be authorized by adoption of the amendment to ePhone's Articles of Incorporation would have rights identical to the currently outstanding Common Stock of ePhone. Adoption of the amendment and issuance of the Common Stock would not affect the rights of the holders of currently outstanding Common Stock of ePhone, except for effects incidental to increasing the number of shares of ePhone's Common Stock outstanding, such as dilution of the earnings per share and voting rights of current holders of Common Stock.

         If the amendment to ePhone's Articles of Incorporation is adopted, the authority of the Board of Directors to issue the authorized but unissued shares of Common Stock might be considered as having the effect of discouraging an attempt by another person or entity to effect a takeover or otherwise gain control of ePhone since the issuance of additional shares of the Common Stock would dilute the voting power of the Common Stock then outstanding. Although the issuance of any additional shares will be on terms deemed to be in the best interests of ePhone and its stockholders, under certain circumstances, the issuance of additional shares of Common Stock could have an adverse effect on the market price per share of ePhone's Common Stock.

Implementation

         If the amendment is adopted by the stockholders, it will become effective upon filing and recording of Restated Articles of Incorporated in compliance with the Florida Business Corporation Act.

         The affirmative vote of a majority of the outstanding shares of Common Stock entitled to vote is required to approve the amendment to the Articles of Incorporation. The votes represented by the Proxies received will be voted FOR approval of the adoption of the proposed amendment to the Articles of Incorporation, unless a vote against such approval or an abstention from voting is specifically indicated on the Proxy. A broker non-vote will have the effect of a vote against the amendment.

         The Board Of Directors recommends a vote in favor of Proposal 3.

                                   PROPOSAL 4

              PROPOSAL TO AMEND EPHONE'S ARTICLES OF INCORPORATION
           TO AUTHORIZE PREFERRED STOCK ISSUABLE IN ONE OR MORE SERIES

         On May 5, 2000, the Board of Directors unanimously approved a proposal to amend ePhone's Articles of Incorporation to authorize the issuance of up to 10,000,000 shares of Preferred Stock, par value $0.001 per share (the "Preferred Stock"). The full text of the proposed amendment to ePhone's Articles of Incorporation with respect to this Proposal is set forth in Appendix B to this Proxy Statement and the following description is qualified in its entirety by reference thereto.

         No preferred stock is presently authorized by ePhone's Articles of Incorporation. The proposed amendment would authorize the Board of Directors, without any further stockholder action (unless such action is required in a specific case by applicable laws or regulations or by applicable rules of a trading market or stock exchange), to issue from time to time shares of Preferred Stock in one or more series, to determine the number of shares to be included in any series and to fix the designation, voting power, other powers, preferences and rights of the shares of each series and any qualifications, limitations or restrictions of the series. The Preferred Stock to be authorized is of the type commonly known as "blank-check" preferred stock.

         The amendment would authorize the Board of Directors, from time to time, to divide the Preferred Stock into series, to designate each series, and to determine for each series its respective rights and preferences, including, without limitation, any of the following:

         (i) the rate of dividends, and whether dividends were cumulative or had a preference over the Common Stock in right of payment;

         (ii) the terms and conditions upon which shares may be redeemed and the redemption price;

         (iii)    sinking fund provisions for the redemption of shares;

         (iv) the amount payable in respect of each share upon a voluntary or involuntary liquidation of ePhone;

         (v) the terms and conditions upon which shares may be converted into other securities of ePhone, including Common Stock;

         (vi) limitations and restrictions on payment of dividends or other distributions on, or redemptions of, other classes of stock of ePhone junior to such series, including the Common Stock;
                  (vii) conditions and restrictions on the creation of indebtedness or the issuance of other senior classes of stock; and

         (viii)   voting rights.

         Any series of Preferred Stock could, as determined by the Board of Directors at the time of issuance, rank, with respect to dividends, voting rights, redemption and liquidation rights, senior to ePhone's Common Stock.

         In the Board of Directors' opinion, the primary reason for authorizing the Preferred Stock is to provide flexibility for ePhone's capital structure. The Board of Directors believes that this flexibility is necessary to enable it to tailor the specific terms of a series of Preferred Stock that may be issued to meet market conditions and financing opportunities as they arise, without the expense and delay that would be entailed in calling a stockholders meeting to approve the specific terms of any series of Preferred Stock.

         The Preferred Stock may be used by ePhone for any proper corporate purpose. Such purposes might include, without limitation, issuance in public or private sales for cash as a means of obtaining additional capital for use in ePhone's business and operations. Other purposes could include issuances in connection with the acquisition of other businesses or properties.

         ePhone is investigating different alternatives for raising capital and also for ePhone's future. The Preferred Stock proposed to be authorized at the Annual Meeting could be used in connection with any financing transactions. ePhone currently has no arrangements, agreements or understandings for the issuance of any Preferred Stock.

Effects

         It is not possible to state the precise effects of the authorization of the Preferred Stock upon the rights of the holders of ePhone's Common Stock until the Board of Directors determines the respective preferences, limitations, and relative rights of the holders of the class as a whole or of any series of the Preferred Stock. Such effects might include:

         (a) reduction of the amount otherwise available for the payment of dividends on Common Stock to the extent dividends are payable on any issued Preferred Stock;

         (b)      restrictions on dividends on the Common Stock;

         (c) rights of any series or the class of Preferred Stock to vote separately, or to vote with the Common Stock;

         (d) conversion of the Preferred Stock into Common Stock at such prices as the Board of Directors determines, which could include issuance at below the fair market value or original issue price of the Common Stock, diluting the book value or per share value of the outstanding Common Stock; and

         (e) the holders of Common Stock not being entitled to shares in ePhone's assets upon liquidation until satisfaction of any liquidation preference granted to holders of the Preferred Stock.

         Holders of ePhone's Common Stock do not have preemptive rights to purchase shares in future issuances.

         In addition, the existence of unissued stock could, in certain instances, render more difficult or discourage a merger, tender offer, or proxy contest and thus potentially have an "anti-takeover" effect, especially if stock were issued in response to a potential takeover. Issuances of stock, including preferred stock with conversion rights, can and have been implemented by some companies in a manner intended to make acquisition of the companies more difficult or more costly. An issuance of stock could deter the types of takeover transactions that may be proposed or could discourage or limit the stockholders' participation in certain types of transactions that might be proposed (such as a tender offer), whether or not such transactions were favored by the majority of the stockholders and could enhance the ability of officers and directors to retain their positions. Stockholders should be aware, however, that the Board of Directors has a fiduciary obligation to analyze the potential effects of the issuance of any shares upon ePhone and its stockholders and to issue shares only when the Board of Directors believes the issuance to be in the best interests of ePhone and its stockholders. ePhone has no present intention to use any of the Preferred Stock to be authorized in the Annual Meeting (or its currently authorized Common Stock) for anti-takeover purposes.

Implementation

         If the amendment is adopted by the stockholders, it will become effective upon filing and recording of Restated Articles of Incorporation in compliance with the Florida Business Corporation Act.

         The affirmative vote of a majority of the outstanding shares of Common Stock entitled to vote is required to approve the amendment to the Articles of Incorporation. The votes represented by the Proxies received will be voted FOR approval of the adoption of the proposed amendment to the Articles of Incorporation, unless a vote against such approval or an abstention from voting is specifically indicated on the Proxy. A broker non-vote will have the effect of a vote against the amendment.

         The Board Of Directors recommends a vote in favor of Proposal 4.

                                   PROPOSAL 5

                          RATIFICATION OF AMENDMENT TO
                      EPHONE's ARTICLES OF INCORPORATION TO
                          CHANGE THE COMPANY'S NAME TO
                             "EPHONE TELECOM, INC."

         On March 22, 1999, a Certificate of Amendment changing our name to "ePhone Telecom, Inc." was filed with the Florida Secretary of State. Questions have arisen regarding whether sufficient shareholder approval was received for the approval of this amendment under Florida law. To remove any doubt regarding the validity of our name, we are asking our current stockholders to ratify the amendment to the Articles of Incorporation changing our name to "ePhone Telecom, Inc." The full text of the amendment to be ratified with respect to this Proposal is set forth in Appendix C to this Proxy Statement.

         If the amendment is ratified by the stockholders, it will be included in Restated Articles of Incorporation to be filed and recorded in compliance with the Florida Business Corporation Act.

         The affirmative vote of a majority of the outstanding shares of Common Stock entitled to vote is required to ratify the amendment to the Articles of Incorporation. The votes represented by the Proxies received will be voted FOR ratification of the amendment to the Articles of Incorporation, unless a vote against such ratification or an abstention from voting is specifically indicated on the Proxy. A broker non-vote will have the effect of a vote against ratification of the amendment.

                                   PROPOSAL 6

                          RATIFICATION OF SELECTION OF
                         INDEPENDENT PUBLIC ACCOUNTANTS

         The Board of Directors has selected Grant Thornton, LLP as ePhone's independent public accountants for the fiscal year ending December 31, 2000 and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the Annual Meeting. Grant Thornton has audited ePhone's financial statements for the fiscal year 1999. Stockholders ratification of the selection of Grant Thornton as ePhone's independent public accountants is not required by ePhone's Bylaws or otherwise. However, the Board of Directors is submitting the selection of Grant Thornton to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Board of Directors will reconsider whether or not to retain that firm. Even if the selection is ratified, the Board of Directors at their discretion may direct the appointment of a different independent accounting firm at any time during the year.

         A representative of Grant Thornton, LLP will attend the Annual Meeting to answer your questions and to make any statements regarding ePhone that they may desire.

         The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to ratify the selection of Grant Thornton.

         The Board Of Directors recommends a vote in favor of Proposal 6.

                              SECURITY OWNERSHIP OF
                    CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information regarding the ownership of ePhone's Common Stock as of July 1, 2000 by: (i) each nominee for director; (ii) each director; (iii) each executive officer listed in the table entitled Compensation of Executive Officers (iv) all executive officers and directors of ePhone as a group; and (v) all those known by ePhone to be beneficial owners of more than five percent of its Common Stock.

    Name and Address or Identity of            Number of Common Shares Beneficially         Percent of Beneficial
          Individual or Group                 Owned or Deemed Beneficially Owned (1)              Ownership
-----------------------------------------     ---------------------------------------    -----------------------------

Robert G. Clarke                                          66,668 shares                             6.43%
West Vancouver, B.C.                                    1,000,000 options
Director and Chairman

Peter Francis
Suite 3C, Tung Shan Terrace                                                                         1.45%
Stubbs Road                                              250,000 options
Hong Kong
Director

Willem Johan Henri
  Van Yzeren                                             250,000 options                            1.45%
Gorzendreef 12
2360 Oud-Turnhout
Belgium
Director

John Fraser
104 Elm Avenue                                            66,668 shares                             1.45%
Toronto, Ontario                                         250,000 options
M4W IP2
Director and Executive
Vice-President

Row J. Zadeh
Director, Chief Executive Officer and                                                               5.82%
President                                               1,000,000 options






    Name and Address or Identity of            Number of Common Shares Beneficially         Percent of Beneficial
          Individual or Group                 Owned or Deemed Beneficially Owned (1)              Ownership
-----------------------------------------     ---------------------------------------    -----------------------------

Bahram Ossivand
Chief Financial Officer and Director                     500,000 options                            2.91%

William Porter                                                                                       0.0%
Director Nominee

Charles Yang
Director, Former President and                                 --                                    --
Chief Operating Officer(2)

Executive Officers and Directors
as a group of ten (10) persons                          3,250,000 options                            [ ]%
                                                          133,336 shares

Americana International Inc.(3)
Hong Kong                                                2,550,000 shares                           14.83%
Holder of more than 5%

(1) Beneficial ownership as reported in the table has been determined in accordance with applicable federal regulations and includes (a) shares of our Common Stock as to which a person possesses sole or shared voting and/or investment power and (b) shares of our Common Stock which may be acquired within sixty days upon the exercise of outstanding stock options and warrants.

(2) Mr. Yang ceased providing services to ePhone by January 31, 2000. Mr. Yang's positions as President and Chief Operating Office of ePhone were formally terminated March 9, 2000. For further information regarding our relationship with Mr. Yang, see "Certain Relationships and Related Transactions".

(3)      Management  is advised  that the owner of 100% of the issued  shares of
         Americana International Inc. is Gary Kenneth Urwin, Chartered Accountant, of 27 Hamilton Parade, Pymble, Sydney, Australia. Mr. Urwin has no other relationship to ePhone.



             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires ePhone's directors and executive officers, and persons who beneficially own more than ten percent of a registered class of ePhone's equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of our Common Stock and other securities of ePhone. Officers, directors and greater than ten percent stockholders are required by SEC regulations to furnish ePhone with copies of all Section 16(a) forms they file. In connection with ePhone becoming a reporting company as of December 15, 1999, Form 3 was inadvertently not filed on a timely basis by all of the directors and executive officers of ePhone at that time or on behalf of Americana International Inc.

                    INFORMATION ABOUT DIRECTORS AND OFFICERS

The Board of Directors

         The Board of Directors oversees the business and affairs of ePhone and monitors the performance of management. In accordance with corporate governance principles, the Board of Directors does not involve itself in day-to-day operations. We do not currently compensate directors for their services, but may consider doing so in the future.

         During the fiscal year ended December 31, 1999, all board actions were taken by unanimous written consent and the Board of Directors held no meetings. The Board of Directors has no committees at this time.

         The Board of Directors will consider stockholder nominations for directors submitted to ePhone. A notice relating to the nomination must be timely given in writing to the secretary of ePhone prior to the meeting. To be timely, the notice must be delivered within the time permitted for submission of a stockholder proposal as described under "Stockholder Proposals." Such notice must be accompanied by the nominee's written consent, contain information relating to the business experience and background of the nominee and contain information with respect to the nominating stockholder and persons acting in concert with the nominating stockholder.

Executive Officers and Current Directors of ePhone

         The biographies of the executive officers and current directors of ePhone, with the exception of Mr. Zadeh and Mr. Ossivand, whose biographies are included above at page [ ] under Proposal 1, are set forth below.

Syd Rahman. Mr. Rahman, [ ], has been Vice President of Sales and Marketing since April 2000. Prior to joining ePhone, Mr. Rahman was Vice President of Sales and Marketing at Array Telecom Corporation, where he was responsible for the company's market planning, market communications, distribution and sales management activities. Previously, Mr. Rahman served as Vice President of Sales and Service Delivery at Network Solutions from [June 1998 to December 1999]. From 1987 to 1998, Mr. Rahman was employed by AT&T, where he held several different positions, including Client Services Executive and National Account Manager. Mr. Rahman holds an Executive MBA from The George Washington University and B.S. in Industrial Engineering from Northeastern University.

Mark Scott. Mr. Scott, [ ], has been Vice President of Engineering since April 2000. Prior to joining ePhone, Mr. Scott was the System Architect at Array Telecom Corporation, where he was the chief architect and designer of the Array Series 3000 family of Internet telephony gateway products. Prior to co-founding Array Telecom Corporation, Mr. Scott was a software developer at Array Systems Computing, Inc. Mr. Scott has several patents pending in areas of IP Telephony. Mr. Scott has an Honors B.A.Sc. in Computer Engineering from the University of Waterloo.

Robert D. Case. Mr. Case. [ ] has been Vice President of Network Operations since June 2000. Prior to joining ePhone, Mr. Case was Chief Information Officer at The Capital Markets Company. From [ ] 1995 through March 1999, Mr. Case was Director of Internet Systems for Global TeleSystems Group. Mr. Case holds a B.S. in Aerospace Engineering from the University of Virginia.

Robert G. Clarke. Mr. Clarke, 55, was appointed Director, President and Chief Executive Officer of ePhone on June 3, 1999. Effective August 9, 1999, he resigned as President and was appointed Chairman of the Board and deemed a promoter of ePhone. Mr. Clarke was re-appointed President March 9, 2000. During the last 5 years he has acted an independent business consultant - principally in the area of high tech start-ups - providing advice with respect to public and private financings, creating business plans, assembling management teams and business opportunity assessments. Mr. Clarke holds the degrees of Bachelor of Commerce and Master of Business Administration from [ ].

John G. Fraser. Mr. Fraser, 53, has been a director and Executive Vice-President of ePhone since June 1999. Prior to joining ePhone, Mr. Fraser was Vice-Chairman of KPMG Canada, Chartered Accountants. Mr. Fraser's held various positions within KPMG Canada from November 1976 until February 1998. Mr. Fraser has a Masters in Business Administration from University of Pittsburgh and a Bachelor of Commerce and Administration from Victoria University, Wellington, New Zealand.

Peter Francis. Mr. Francis, 50, has been a member of the board of directors since June 1999. From 1984 to present, Mr. Francis has operated his own investment and corporate advisory company. During this time, he has been a member of the boards of, or was a shareholder of, or advisor to, twelve companies that were publicly listed for trading on Asian markets. Mr. Francis has a degree in [ ] from [ ].

Hans van Yzeren. Mr. van Yzeren, 52, has been a member of the board of directors since June 1999. From April 1999 to the present, he has been providing services to ePhone with respect to researching and developing markets in Europe. From 1996 to April 1999, he was employed by Data Services NV, Belgium as a Partner/Managing Director. From 1990 to 1996, he was a Partner/Director at G-Tel Communications S.a.r.l., Luxembourg. Mr. van Yzeren has a degree in [ ] from [].

Charles Yang. Mr. Yang, 39, has been a member of the board of directors since August 1999. Mr. Yang was the President and Chief Operating Officer from August 9, 1999 to March 9, 2000, when his executive positions with ePhone were terminated. For further information regarding the Company's relationship with Mr. Yang, see "Certain Relationships and Related Transactions" below.

         The officers of ePhone hold office at the discretion of the Board of Directors of ePhone. During fiscal year 1999, the officers of ePhone devoted substantially all of their business time to the affairs of ePhone for the period in which they were employed, and they intend to do so during fiscal year 2000.

Compensation Of Executive Officers

         A.       Cash Compensation

         During the fiscal years ending December 31, 1999 the company paid the following compensation to its Chief Executive Officer and President.

                                       SUMMARY COMPENSATION TABLE

                                                                                 Securities Underlying
        Name and Principal Position              Year           Compensation          Stock Options
        ---------------------------              ----           ------------     ---------------------
Robert Clarke, CEO, President                   1999              $ 48,000              1,000,000
Charles Yang, Director, Former President        1999              $ 55,000               500,000
and COO (1)

         (1) Mr. Yang ceased providing services to the Company by January 31, 2000. Mr. Yang's positions as President and Chief Operating Office of the Company were formally terminated March 9, 2000. For further information regarding ePhone's relationship with Mr. Yang, see "Certain Relationships and Related Transactions".

         Other than Charles Yang, no directors or executive officers are presently under any employment agreement pursuant to which they are guaranteed a salary or other direct compensation. [Is this true for Mssrs. Zadeh, Ossivand, Rahman, Scott and Case?]

         During 1999, certain directors and executive officers were paid $232,000 to perform functions for the Company on a consulting basis. These officers and directors were paid for their services rendered from time to time on such basis as was negotiated by the Chief Executive Officer, Mr. Clarke. During 1999, consulting fees were paid to Messrs. John Fraser ($38,000), Hans van Yzeren ($32,000), Charles Rodriguez ($45,000), and Ben Leboe ($14,000).

         B.       Option Grants

         The Company granted, effective June 7, 1999, share purchase incentive options to 12 directors, executive officers, non-executive officers and individuals providing services to the Company entitling them to purchase up to an aggregate total of 3,500,000 shares of the Company exercisable at $0.50 per share on or before June 30, 2002. Charles Yang was granted options on 500,000 shares in the agreement with him described below under "Certain Relationships and Related Transactions". The numbers of shares optioned to each of the Company's Directors and Executive Officers is shown above under "Security Ownership of Certain Beneficial Owners and Management".

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         A.       Founding Shares

         On May 8, 1996, immediately following the incorporation of the Company, the Company issued 1,000,000 common shares for services rendered to the Company for a deemed price of $0.001 per share for a total of $1,000. Of these 975,000 shares were issued by the Company to Ira Schwartz, the Company's sole director and officer at the time.

         B.       Charles Yang

         By an agreement dated July 8, 1999, which is now in dispute and referred to herein as the Agreement, we engaged Charles Yang to provide his services on a full-time basis as the President and Chief Operating Officer of ePhone for a basic term of 4 years. The Agreement provides for the payment to Mr. Yang of a fee of $7,500 per month initially, escalating to $17,500 per month for the period April 1 - June 30, 2000.

         The Agreement also provided for Mr. Yang to be granted options during the term of the Agreement. Pursuant thereto, Mr. Yang was granted the option to purchase 500,000 shares of our common stock exercisable at $0.50 per share. The options were to vest on the following schedule:

                  (a)      100,000 shares upon execution of the Agreement

                  (b)      200,000 shares by October 1, 1999

                  (c)      200,000 shares by January 1, 2000

         In the Agreement, we also agreed to acquire from Mr. Yang 100% of the issued shares of a company owned by him, General-Tel Inc., in exchange for 1,500,000 voting common shares of the Company. The Agreement provides that we must, within 6 months of the closing of the acquisition of General-Tel, raise funding for ePhone of not less than $1,100,000. As part of the dispute with Mr. Yang, we will not purchase the shares of General-Tel.

         Under the terms of the Agreement, Mr. Yang was to receive 2,000,000 voting common shares (which ePhone has not yet issued). Our Canadian lawyers were to hold the certificates for these shares in escrow, and 25% of such shares (500,000 shares) were to be released to Mr. Yang upon ePhone achieving certain performance thresholds.

         The Agreement also required that Mr. Yang bring to the company the benefit of all negotiations and technical knowledge initiated or held by him to sell hardware or services with respect to a technology referred to as Wireless Local Loop ("WLL").

         We agreed to issue Mr. Yang 1,000,000 voting common shares if he succeeded in developing an agreement for the sale by ePhone of WLL to one or more purchasers. These shares were to be issued on the following schedule:

                  (a) 300,000 shares upon completion of negotiation and signing of Memorandum of Understanding with the purchaser of WLL;

                  (b) 300,000 shares upon completion of signing of a formal contract for the sale of WLL;

                  (c) 400,000 shares upon the receipt by the Company from the sale of WLL of payments and revenues of not less than $500,000.

Further, Mr. Yang would have received 10% of the gross profits earned by ePhone from the sales of WLL.

         Mr. Yang was also, from the sale of our products or services, to receive royalties on the following basis:

                  (a) from sales of equipment or services in China, Vietnam or Taiwan, provided the our gross profit margin is not less than 20% from such sales, Mr. Yang will be paid 5% of the gross profits from such business; and

                  (b) for countries other than China, Vietnam or Taiwan where we would pay sales commissions to representatives or agents in such other country, Mr. Yang would have been paid monies equal to 1% of the amount of the gross sales revenues from such countries;

                  (c) where sales to China, Vietnam or Taiwan produce gross profits of less than 20% then Mr. Yang would have, in lieu of the aforesaid 5%, receive commissions equal to 1% of the gross sales revenues from such countries.

         A breakdown in the relationship between ePhone and Mr. Yang developed and he ceased providing services to ePhone by January 31, 2000. Mr. Yang's positions as President and Chief Operating Officer of ePhone were formally terminated on March 9, 2000. Mr. Yang has given a notice that he requires his dispute with ePhone to be arbitrated. We believe that we have no further liabilities or obligations to Mr. Yang. We believe that the termination of the Agreement with Mr. Yang will not have a material effect on our business.

C.       Loans from Officers

         During 1999, we were loaned approximately $62,000, interest free, by our Promoter and Chief Executive Officer at the time, Robert Clarke, as ePhone needed capital from time to time. No formal loan documentation was executed in connection with these advances of funds, Mr. Clarke was not granted any security interest in any assets of ePhone and no date was fixed for the repayment of these advances. We repaid to Mr. Clarke these amounts in full prior to December 31, 1999.

                                  OTHER MATTERS

         The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

                                           By Order of the Board of Directors

                                           -----------------------------
                                           Bahram Ossivand
                                           Secretary

July ___, 2000

         A COPY OF EPHONE'S ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-KSB FOR THE FISCAL YEAR ENDED DECEMBER 31, 1999 IS BEING PROVIDED TO YOU WITH THIS PROXY STATEMENT. ADDITIONAL COPIES MAY BE OBTAINED WITHOUT CHARGE UPON WRITTEN REQUEST TO: INVESTOR RELATIONS, ePHONE TELECOM, INC. 1145 HERNDON PARKWAY, SUITE 100, HERNDON, VIRGINIA 20170. OUR SEC FILINGS ARE ALSO AVAILABLE AT THE SEC'S WEBSITE AT "HTTP://WWW.SEC.GOV".

                                   APPENDIX A

Proposed text of Article IV of our Articles of Incorporation:

"The capital stock of this corporation shall consist of 150,000,000 shares of common stock, $.001 par value."

                                   APPENDIX B

Proposed text of Article IV of our Articles of Incorporation:

"The Corporation shall also have the authority to issue Ten Million (10,000,000) shares of preferred stock (the "Preferred Stock"), with a par value of $0.001 per share. The Board of Directors is hereby authorized, as it may determine, to issue such number of the authorized shares of Preferred Stock at any time and from time to time, in one or more series, and to fix or alter the designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions, of such shares of Preferred Stock, including without limitation of the generality of the foregoing, dividend rights, dividend rates, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), the redemption price or prices and liquidation preferences of any wholly unissued series of preferred shares and the number of shares constituting any such series and the designation thereof, or any of them; and to increase or decrease the number of shares of that series, but not below the number of shares of such series then outstanding. In case the number of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series."

                                   APPENDIX C

Proposed text of Article I of our Articles of Incorporation pursuant to Proposal 5:

"The name of the Corporation is ePhone Telecom, Inc."

                              ePHONE TELECOM, INC.

                                      PROXY

         This Proxy is solicited by the Board of Directors of ePhone for the Annual Meeting of Stockholders to be held on July ___, 2000

         The undersigned hereby (i) acknowledge(s) receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement dated July ___, 2000, relating to the Annual Meeting of Stockholders of ePHONE TELECOM, INC. (the "Company") to be held August 9, 2000 and (ii) appoints Row Zadeh and Bahram Ossivand as proxies, with full power of substitution, and authorizes them, or either of them, to vote all shares of Common Stock of ePhone standing in the name of the undersigned at said meeting or any postponement, continuation and adjournment thereof, with all powers that the undersigned would possess if personally present, upon the matters specified below and upon such other matters as may be properly brought before the meeting, conferring discretionary authority upon such proxies as to such other matters. This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned Stockholder. If no direction is made, this Proxy will be voted for the nominees listed in Proposal 1 and for Proposals 2, 3, 4 and 5.

         Stockholders who attend the meeting may vote in person even though they have previously mailed this proxy card.

         The Board of Directors recommends a vote for the nominees listed in Proposal 1 and for Proposals 2, 3, 4, 5 and 6.

                           (Continued on reverse side)

                          (Continued from reverse side)

1. To elect three directors to hold office until the 2001 Annual Meeting of Stockholders.

                           Row J. Zadeh
                           Bahram H. Ossivand
                           William Porter

         |_| FOR all nominees listed above (except as marked |_| WITHHOLD AUTHORITY to vote for nominees listed to the contrary below). To withhold authority to vote for any nominee, write such nominee's name below

2.   To approve ePhone's 2000 Long-Term Incentive Plan:

                   |_| FOR               |_| AGAINST                |_| ABSTAIN

3. To approve an amendment to ePhone's Articles of Incorporation to increase the total number of authorized shares of Common Stock from 50,000,000 shares to 150,000,000 shares.

                   |_| FOR               |_| AGAINST                |_| ABSTAIN

4. To approve an Amendment to ePhone's Articles of Incorporation to authorize 10,000,000 shares of Preferred Stock.

                   |_| FOR               |_| AGAINST                |_| ABSTAIN

5. To ratify the Amendment to ePhone's Articles of Incorporation to change the name of the company to ePhone Telecom Inc.

                   |_| FOR               |_| AGAINST                |_| ABSTAIN

6. To ratify the Board of Directors' selection of Grant Thornton LLP as ePhone's independent public accountants for the fiscal year ended December 31, 2000.

                   |_| FOR               |_| AGAINST                |_| ABSTAIN

Please check this box if you plan to attend the meeting. |_|

Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                                                    ----------------------------


                                                    ----------------------------
                                                    Signature(s)

                                                    Date:
                                                         -----------------------

                                                    Please mark,  date, sign and
                                                    mail this  proxy card in the
                                                    envelope    provided.     No
                                                    postage  is   required   for
                                                    domestic mailing.